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                                                                                          EXHIBIT 11
                                                                                          Page 1 of 2
                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                             QUARTER ENDED                  QUARTER ENDED
AS PRESENTED                                                  MAY 29, 1999                   MAY 31, 1998
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          172,651,802     172,651,802       172,167,573    172,167,573

NET INCOME                                          $41,767,386     $41,767,386       $31,343,290    $31,343,290

NET INCOME PER SHARE                                      $ .24           $ .24             $ .18          $ .18

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              3,915,403                        3,703,960

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (2,525,973)                      (2,417,793)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,389,430                        1,286,167

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .80%                             .75%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     174,041,232                      173,453,740

NET INCOME                                                          $41,767,386                      $31,343,290

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .24                            $ .18


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
                                                                                                     EXHIBIT 11
                                                                                                    Page 2 of 2
                                      FAMILY DOLLAR STORES, INC.
                            STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                         THREE QUARTERS ENDED            THREE QUARTERS ENDED
AS PRESENTED                                                 MAY 29, 1999                    MAY 31, 1998
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          172,437,432     172,437,432      171,947,548     171,947,548

NET INCOME                                         $113,048,872    $113,048,872      $83,266,822     $83,266,822

NET INCOME PER SHARE                                      $ .65           $ .65            $ .48           $ .48

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,033,877                        3,742,170

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (2,712,250)                      (2,541,129)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,321,627                        1,201,041

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .77%                             .70%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     173,759,059                      173,148,589

NET INCOME                                                         $113,048,872                      $83,266,822

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .65                            $ .48


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